Exhibit 3(i)

ARTICLES OF INCORPORATION

Filing fee:
Receipt #:

(PURSUANT TO NRS 78)

STATE OF NEVADA

SECRETARY OF STATE

(FOR FILING OFFICE USE)	(FOR FILING OFFICE USE)

1. NAME OF CORPORATION:

TMA, Inc.

2. RESIDENT AGENT:

Thomas R. Meinders

4729 Lomas Sante Fe Street

Las Vegas, Nevada 89147-6028

(702) 220-4770

3. SHARES:

50,000,000 Common Shares

Par Value $0.001 Per Share

4. GOVERNING BOARD:

The Governing board shall be styled as Directors

The FIRST BOARD OF DIRECTORS Shall consist of one (1) member and the name and address are as follows:

Melanie S. Meinders

4729 Lomas Sante Fe Street

Las Vegas, Nevada 89147-6028

(702) 220-4770

5. PURPOSE: The purpose of the corporation shall be:

Any and all legal purposes

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.

NUMBER OF PAGES ATTACHED: NONE

7. SIGNATURE OF INCORPORATOR: The name and address of the incorporator signing the articles:

Thomas R. Meinders

4729 Lomas Sante Fe Street

Las Vegas, Nevada 89147-6028

/S/ Thomas R. Meinders

State of Nevada, County of Clark

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Thomas R. Meinders hereby accept appointment as Resident Agent for the above named corporation.

/s/ Thomas R. Meinders

Signature of Resident Agent

10/28/99

Date

Exhibit 3(i)(a)

STATE OF NEVADA

Filed By:
Receipt #:

CERTIFICATE OF AMENDMENT OF ARTICLES OF NCORPORATION

For Profit Nevada Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

(Remit in Duplicate)

1. Name of Corporation:

TMA, Inc.

4729 Lomas Sante Fe Street

Las Vegas, Nevada 89147-6028

2. The articles have been amended as follows:

First Article. The name of the corporation shall be changed from TMA, Inc. to Nevada Holding Group, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

54.00% in favor

46.00% didn’t vote

4. Signatures:

/s/ Melanie S. Meinders	/s/ Charles E. Jordan, Sr.
Melanie S. Meinders	Charles E. Jordan, Sr.
President	Secretary